IMMEDIATE RELEASE

TOWNSQUARE REPORTS SECOND QUARTER 2017 RESULTS

Greenwich, CT - August 9, 2017 - Townsquare Media, Inc. (NYSE: TSQ) ("Townsquare," the "Company," "we," "us," or "our") announced today financial results for the second quarter ended June 30, 2017.

“We are pleased to report another solid quarter that was in line with our expectations,” commented Steven Price, Chairman and Chief Executive Officer of Townsquare. “In the second quarter, net revenue increased 2.6%, and net income and Adjusted EBITDA were approximately flat. Our second quarter performance was anchored by our Local Marketing Solutions segment, where revenue increased 4.3% over the prior year, and 4.8% excluding political revenue. Our results in this segment are representative of the continued strength of our local advertiser solutions and the strength our local teams.”

Second Quarter Highlights*

•	As compared to the second quarter of 2016:
•Net revenue increased 2.6%, consistent with previously issued guidance
•Local Marketing Solutions net revenue increased 4.3%
•Entertainment net revenue was approximately flat
•Net income was approximately flat
•Adjusted EBITDA was approximately flat, consistent with previously issued guidance

•	Diluted net income and diluted Adjusted Net Income Per Share of $0.20 and $0.21, respectively

Year to Date Highlights*

•	As compared to the first half of 2016:
•Net revenue decreased 1.1%
•Local Marketing Solutions net revenue increased 2.9%
•Entertainment net revenue decreased 10.2%
•Net income decreased 39.4%
•Adjusted EBITDA decreased 5.0%

•	Repaid $6.7 million of long-term debt

* See below for discussion of non-GAAP measures and reconciliations to GAAP measures.

Segment Reporting
We have two reportable segments, Local Marketing Solutions, which provides broadcast and digital products and solutions to advertisers and businesses within our local markets, and Entertainment, which provides live event experiences and music and lifestyle content directly to consumers, and promotion, advertising and product activations to local and national advertisers.

Quarter Ended June 30, 2017 Compared to the Quarter Ended June 30, 2016

Net Revenue
Net revenue for the quarter ended June 30, 2017 increased $3.5 million, or 2.6%, to $140.7 million, as compared to $137.2 million in the same period last year. Local Marketing Solutions net revenue increased $3.8 million, or 4.3%, to $90.5 million and Entertainment net revenue decreased $0.2 million, or 0.5%, to $50.2 million, due to revenue declines in certain of our live events and in our national digital business. Excluding political revenue, net revenue increased $3.9 million, or 2.9%, to $140.1 million and Local Marketing Solutions net revenue increased $4.2 million, or 4.8%.

Net Income
Net income for the quarter ended June 30, 2017 decreased $39 thousand, or 0.7%, to $5.6 million as compared to $5.6 million in the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended June 30, 2017 increased $0.1 million, or 0.2%, to $25.3 million as compared to $25.3 million in the same period last year.

Six Months Ended June 30, 2017 Compared to the Six Months Ended June 30, 2016

Net Revenue
Net revenue for the six months ended June 30, 2017 decreased $2.5 million, or 1.1%, to $229.1 million, as compared to $231.6 million in the same period last year. Local Marketing Solutions net revenue increased $4.6 million, or 2.9%, to $166.5 million and Entertainment net revenue decreased $7.1 million, or 10.2%, to $62.5 million, in part due to revenue declines in our live events business, in part due to the prior year sale of certain live events, in addition to revenue declines in our national digital business. Excluding political revenue and the sale of certain live events, net revenue increased $0.1 million, or 0.0%, to $228.0 million, Local Marketing Solutions net revenue increased $5.9 million, or 3.7%, to $165.5 million and Entertainment net revenue decreased $5.9 million, or 8.6%, to $62.5 million.

Net Income
Net income for the six months ended June 30, 2017 decreased $1.7 million, or 39.4%, to $2.6 million, as compared to $4.2 million in the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the six months ended June 30, 2017 decreased $1.9 million, or 5.0%, to $35.4 million, as compared to $37.2 million in the same period last year.

Liquidity and Capital Resources
As of June 30, 2017, we had a total of $31.1 million of cash on hand and $50.0 million of available borrowing capacity under our revolving credit facility. As of June 30, 2017, we had $571.9 million of outstanding indebtedness, representing 5.5x and 5.2x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended June 30, 2017 of $104.9 million.

The table below presents a summary, as of August 8, 2017, of our outstanding common stock and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security	Number Outstanding[1]	Description
Class A common stock	13,819,639	One vote per share.
Class B common stock	3,022,484	10 votes per share.[2]
Class C common stock	1,636,341	No votes.[2]
Warrants	8,977,676	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $898.[3]
Total	27,456,140

[1] Each of the shares of common stock listed below, including the shares of Class A common stock issuable upon exercise of the warrants, has equal economic rights.
[2] Each share converts into 1 share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[3] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain second quarter 2017 financial results on Wednesday, August 9, 2017 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13667230. A live webcast of the conference call will also be available on the equity investor relations page of the Company's website at www.townsquaremedia.com.

A replay of the conference call will be available through August 16, 2017. To access the replay, please dial 1-844-512-2921 (U.S. & Canada) or 1-412-317-6671 (International) and enter confirmation code 13667230. A web-based archive of the conference call will also be available at the above website for thirty days after the call.

About Townsquare Media, Inc.
Townsquare is a media, entertainment and digital marketing solutions company principally focused on small and mid-sized markets across the U.S. Our assets include 312 radio stations and more than 325 local websites in 66 U.S. markets, a digital marketing solutions company serving approximately 11,750 small to medium sized businesses, approximately 550 live events with nearly 18 million attendees each year in the U.S. and Canada, and one of the largest digital advertising networks focused on music and entertainment reaching more than 50 million unique visitors each month. Our brands include iconic local media assets such as WYRK, KLAQ, K2 and NJ101.5; acclaimed music festivals such as Mountain Jam, WE Fest and the Taste of Country Music Festival; unique touring lifestyle and entertainment events such as the America on Tap craft beer festival series, the Insane Inflatable 5K obstacle race series and North American Midway Entertainment, North America’s largest mobile amusement company; and leading tastemaker music and entertainment owned and affiliated websites such as XXLmag.com, TasteofCountry.com, Loudwire.com and BrooklynVegan.com. For more information, please visit www.townsquaremedia.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "estimate," "expect," "forecast," "outlook," "potential," "project," "projection," "plan," "intend," "seek," "believe," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other words and terms. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on or about the date hereof, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted EBITDA, Adjusted EBITDA Less Interest, Capex and Taxes, Adjusted Net Income and Adjusted Net Income Per Share, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted EBITDA as net income (loss) before the deduction of income taxes, other (income) expense (net), interest expense, cancellation and (repurchase) of debt, transaction costs, stock-based compensation, net (gain) loss on sale of assets, impairment of FCC licenses, impairment on investment and depreciation and amortization. Adjusted EBITDA Less Interest, Capex and Taxes is defined as Adjusted EBITDA less net cash interest expense, capital expenditures and cash paid for taxes. Adjusted Net Income is defined as net income (loss) before the deduction of income taxes, transaction costs, net (gain) loss on sale of assets and cancellation and (repurchase) of debt. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. These measures do not represent, and should not be considered as alternatives to, net income (loss) or cash flows from operations, as determined under GAAP. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are set forth in the tables below.

We use Adjusted EBITDA to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net (gain) loss on sale of assets and cancellation and (repurchase) of debt. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our Board of Directors may consider Adjusted EBITDA, Adjusted EBITDA Less Interest, Capex and Taxes, Adjusted Net Income and Adjusted Net Income Per Share when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$31,072	$51,540
Accounts receivable, net of allowance of $1,468 and $1,433, respectively	66,536	59,642
Prepaid expenses and other current assets	13,374	11,445
Total current assets	110,982	122,627

Property and equipment, net	142,659	139,607
Intangible assets, net	512,549	513,915
Goodwill	295,266	292,953
Investments	4,563	4,313
Other assets	9,967	7,290
Total assets	$1,075,986	$1,080,705

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,357	$10,602
Current portion of long-term debt	5	6,901
Deferred revenue	17,721	17,213
Accrued expenses and other current liabilities	23,397	25,813
Accrued interest	4,586	4,622
Total current liabilities	55,066	65,151
Long-term debt, less current portion (net of deferred financing costs of $7,504 and $8,006, respectively)	564,439	564,315
Deferred tax liability	52,814	50,967
Other long-term liabilities	9,804	10,221
Total liabilities	682,123	690,654

Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 13,819,639 and 13,735,690 shares issued and outstanding, respectively	138	137
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 3,022,484 shares issued and outstanding, respectively	30	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 1,636,341 shares issued and outstanding, respectively	17	17
Total common stock	185	184
Additional paid-in capital	366,663	365,434
Retained earnings	26,567	24,450
Accumulated other comprehensive loss	(608)	(722)
Non-controlling interest	1,056	705
Total stockholders’ equity	393,863	390,051
Total liabilities and stockholders’ equity	$1,075,986	$1,080,705

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net revenue	$140,663	$137,157	$229,080	$231,589

Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	108,724	105,594	181,735	182,498
Depreciation and amortization	6,836	6,003	13,226	12,126
Corporate expenses	6,635	6,313	11,984	11,870
Stock-based compensation	183	204	371	457
Transaction costs	190	181	389	350
Net loss on sale and retirement of assets	716	1,079	714	713
Total operating costs and expenses	123,284	119,374	208,419	208,014
Operating income	17,379	17,783	20,661	23,575

Other expense (income):
Interest expense, net	7,990	8,881	16,244	17,446
Repurchase of debt	—	(427)	—	(461)
Other expense (income), net	16	44	49	(403)
Income before income taxes	9,373	9,285	4,368	6,993
Provision for income taxes	3,810	3,683	1,813	2,776
Net income	$5,563	$5,602	$2,555	$4,217

Net income attributable to:
Controlling interests	$5,168	$5,451	$2,117	$4,007
Non-controlling interests	395	151	438	210

Net income per share:
Basic	$0.30	$0.31	$0.14	$0.23
Diluted	$0.20	$0.20	$0.09	$0.15

Weighted average shares outstanding:
Basic	18,470	18,365	18,450	18,114
Diluted	28,445	27,438	28,498	27,238

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income attributable to:
Controlling interests	$2,117	$4,007
Non-controlling interests	438	210
Net income	$2,555	$4,217
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,226	12,126
Amortization of deferred financing costs	851	809
Deferred income tax expense	1,813	2,776
Provision for doubtful accounts	1,112	1,272
Stock-based compensation expense	371	457
Repurchase of debt	—	(461)
Write-off of deferred financing costs	83	339
Net loss on sale and retirement of assets	714	713
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(11,041)	(5,050)
Prepaid expenses and other assets	(4,252)	(5,511)
Accounts payable	(1,497)	5,642
Accrued expenses	(2,087)	(3,147)
Accrued interest	(5)	(291)
Other long-term liabilities	(416)	(477)
Net cash provided by operating activities	1,427	13,414
Cash flows from investing activities:
Purchase of property and equipment	(12,352)	(12,416)
Payments for acquisitions, net of cash received	(2,157)	(373)
Acquisition of intangibles	(150)	—
Proceeds from insurance settlement	—	451
Proceeds from sale of assets	190	1,162
Net cash used in investing activities	(14,469)	(11,176)
Cash flows from financing activities:
Repayment of long-term debt	(6,662)	(17,460)
Deferred financing costs	(432)	—
Proceeds from sale of minority interest in subsidiary	—	50
Proceeds from exercise of employee stock options	346	—
Cash distributions to non-controlling interests	(87)	(88)
Repayments of capitalized obligations	(613)	(84)
Net cash used in financing activities	(7,448)	(17,582)
Net effect of foreign currency exchange rate changes	22	(346)
Net decrease in cash and restricted cash	(20,468)	(15,690)
Cash and restricted cash:
Beginning of period	51,540	33,298
End of period	$31,072	$17,608

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2017	2016
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$15,314	$16,573
Income taxes	1,341	815

Purchase obligations:
Capital lease	$—	$525

Barter transactions:
Barter revenue – included in net revenue	$11,633	$9,732
Barter expense – included in direct operating expenses	6,624	6,818

Equity issued in respect of acquisitions:
Common stock, joint venture acquisition	$513	$—

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Statement of Operations Data:
Local Marketing Solutions net revenue	$90,458	$86,704	$166,534	$161,911
Entertainment net revenue	50,205	50,453	62,546	69,678
Net revenue	140,663	137,157	229,080	231,589
Operating Costs and Expenses:
Local Marketing Solutions direct operating expenses	59,408	54,889	114,740	109,053
Entertainment direct operating expenses	49,316	50,705	66,995	73,445
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	108,724	105,594	181,735	182,498
Depreciation and amortization	6,836	6,003	13,226	12,126
Corporate expenses	6,635	6,313	11,984	11,870
Stock-based compensation	183	204	371	457
Transaction costs	190	181	389	350
Net loss on sale and retirement of assets	716	1,079	714	713
Total operating costs and expenses	123,284	119,374	208,419	208,014
Operating income	17,379	17,783	20,661	23,575
Other expense (income):
Interest expense, net	7,990	8,881	16,244	17,446
Repurchase of debt	—	(427)	—	(461)
Other expense (income), net	16	44	49	(403)
Total other expense	8,006	8,498	16,293	16,582
Income before income taxes	9,373	9,285	4,368	6,993
Provision for income taxes	3,810	3,683	1,813	2,776
Net income	$5,563	$5,602	$2,555	$4,217

The following table reconciles on a GAAP basis net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three and six months ended June 30, 2017 and 2016, respectively (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$5,563	$5,602	$2,555	$4,217
Provision for income taxes	3,810	3,683	1,813	2,776
Income before taxes	9,373	9,285	4,368	6,993
Transaction costs	190	181	389	350
Net loss on sale and retirement of assets	716	1,079	714	713
Repurchase of debt	—	(427)	—	(461)
Adjusted income before taxes	10,279	10,118	5,471	7,595
Provision for income taxes	4,178	4,013	2,271	3,014
Adjusted Net Income	$6,101	$6,105	$3,200	$4,581

Adjusted Net Income Per Share:
Basic	$0.33	$0.33	$0.17	$0.25
Diluted	$0.21	$0.22	$0.11	$0.17

Weighted average shares outstanding:
Basic	18,470	18,365	18,450	18,114
Diluted	28,445	27,438	28,498	27,238

The following table reconciles on a GAAP basis net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA Less Interest, Capex and Taxes for the three and six months ended June 30, 2017 and 2016, respectively (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$5,563	$5,602	$2,555	$4,217
Provision for income taxes	3,810	3,683	1,813	2,776
Interest expense, net	7,990	8,881	16,244	17,446
Transaction costs	190	181	389	350
Depreciation and amortization	6,836	6,003	13,226	12,126
Stock-based compensation	183	204	371	457
Repurchase of debt	—	(427)	—	(461)
Other(a)	732	1,123	763	310
Adjusted EBITDA	25,304	25,250	35,361	37,221
Net cash interest expense	(12,157)	(13,250)	(15,314)	(16,573)
Capital expenditures	(6,699)	(5,920)	(12,352)	(12,416)
Cash paid for taxes	(1,028)	(380)	(1,341)	(815)
Adjusted EBITDA Less Interest, Capex and Taxes	$5,420	$5,700	$6,354	$7,417
(a) Other includes net loss on sale and retirement of assets and other expense (income), net.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended June 30, 2017 (dollars in thousands):

	Quarter Ended				Twelve Months Ended
	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	June 30, 2017
Net income (loss)	$15,863	$3,211	$(3,008)	$5,563	$21,629
Provision (benefit) for income taxes	10,493	3,771	(1,997)	3,810	16,077
Interest expense, net	8,294	8,332	8,254	7,990	32,870
Transaction costs	256	238	199	190	883
Depreciation and amortization	5,686	6,164	6,390	6,836	25,076
Stock-based compensation	206	3,591	188	183	4,168
Impairment on investment	4,236	—	—	—	4,236
Repurchase of debt	—	(85)	—	—	(85)
Other(a)	(374)	(317)	31	732	72
Adjusted EBITDA	$44,660	$24,905	$10,057	$25,304	$104,926
(a) Other includes net gain (loss) on sale of assets and other expense (income), net.